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                                                                    EXHIBIT 3.1




                          CERTIFICATE OF INCORPORATION
                                       OF
                             ASPEN TECHNOLOGY, INC.

      FIRST: The name of this corporation (the "Corporation") is Aspen Technology, Inc.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $.10 par value per share ("Common Stock"), and the other of which is designated as preferred stock, $.10 par value per share ("Preferred Stock"). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.

      (a)   COMMON STOCK

            (1) General. The voting, dividend and liquidation rights of holders of Common Stock are subject to and qualified by the rights of holders of Preferred Stock of any series as may be designated in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided.

            (2) Voting. Holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

            (3) Dividends. Dividends may be declared and paid on Common Stock from funds lawfully available therefor, as and when determined by the board of directors and subject to any preferential dividend rights of any series of Preferred Stock then outstanding.

            (4) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to stockholders of the Corporation, subject to any preferential rights of any series of Preferred Stock then outstanding.

      (b)   PREFERRED STOCK

            (1) Issuance. Preferred Stock may be issued from time to time in one or more series, each of which series shall have such terms as are set forth herein and in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided. Any



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      shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided in this Certificate of Incorporation or provided by law.

            (2) Single Class. Different series of Preferred Stock shall not be construed to constitute different classes of capital stock for the purposes of voting by classes unless expressly provided.

            (3) Authority of Board. Authority is hereby expressly granted to the board of directors to provide for the issuance of Preferred Stock from time to time in one or more series, and in connection with the creation of any such series, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights thereof, and qualifications, limitations or restrictions applicable thereto, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, a resolution or resolutions providing for issuance of any series of Preferred Stock may provide for dividend rights, conversion rights, redemption privileges and liquidation preferences applicable to such series and may provide that such series shall rank superior, equal or junior to the Preferred Stock of any other series, in each case except as otherwise expressly provided in this Certificate of Incorporation or as provided by law. Except as otherwise provided in this Certificate of Incorporation, no vote of holders of Common Stock or holders of Preferred Stock shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

      FIFTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Special meetings of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the board of directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the general meeting.

      SIXTH: The following provisions shall apply with respect to the board of directors of the Corporation:

      (a)   NUMBER OF DIRECTORS

            The number of directors shall be fixed from time to time by, or in the manner provided in, the by-laws of the Corporation, the Series A Certificate or any other certificate of designation with respect to a series of Preferred Stock, provided that in no event shall the number of directors be less than three.

      (b)   ELECTION OF DIRECTORS

            Elections of directors need not be by written ballot unless otherwise provided in the by-laws of the Corporation.

      (c)   CLASSES OF DIRECTORS

            The board of directors shall be divided into three classes, consisting of Class I, Class II and Class III. No class of directors shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall

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      be a member of Class II, except as otherwise may be provided from time to time by the board of directors.

      (d)   TERMS OF OFFICE

            Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 2000, each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 1998 and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 1999 and provided further that the term of each director shall be subject to the election and qualification of a successor to such director and to the earlier death, resignation or removal of such director.

      (e) ALLOCATION OF DIRECTORS AMONG CLASSES UPON CHANGES IN AUTHORIZED NUMBER OF DIRECTORS

            In the event of any increase or decrease in the authorized number of directors, (1) each director then serving shall continue as a director of the class of which such director is a member and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, except as otherwise may be provided from time to time by the board of directors.

      (f)   REMOVAL

            Directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Corporation issued and outstanding and entitled to vote.

      SEVENTH: No director shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit of the provisions of this Article SEVENTH with respect to any act or failure to act of any director occurring prior to such amendment or repeal.

      EIGHTH: The following provisions shall apply with respect to the indemnification of, and advancement of expenses to, certain parties as set forth below:

      (a)   INDEMNIFICATION

            (1) Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving or has agreed

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      to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each of such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if (A) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and (B) with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith, did not act in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, did not have reasonable cause to believe that the Indemnitee's conduct was unlawful. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section (c)(2) of this Article EIGHTH, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the Corporation.

            (2) Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) that the Court of Chancery of the State of Delaware shall deem proper.

            (3) Expenses of Successful Indemnitee. Notwithstanding any other provision of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise (including a disposition without prejudice), in defense of any action, suit or proceeding referred to in Section (a)(1) or (2) of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (A) the disposition being adverse to the Indemnitee, (B) an adjudication that the Indemnitee was liable to the Corporation, (C) a plea of guilty or nolo contendere by the Indemnitee, (D) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably

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      believed to be in, or not opposed to, the best interests of the
      Corporation, and (E) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee's conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

            (4) Partial Indemnification. If any Indemnitee is entitled under any provision of this Section (a) to indemnification by the Corporation for a portion, but not all, of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in any appeal therefrom, the Corporation shall indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      (b)   ADVANCEMENT OF EXPENSES

             Subject to Section (c)(2) of this Article EIGHTH, in the event that the Corporation does not assume a defense pursuant to Section (c)(1) of this Article EIGHTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final deposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. Any such undertaking by an Indemnitee shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

      (c)   PROCEDURES

            (1) Notification and Defense of Claim. As a condition precedent to any Indemnitee's right to be indemnified, the Indemnitee must promptly notify the Corporation in writing of any action, suit, proceeding or investigation involving the Indemnitee for which indemnity will or may be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee; provided that the Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such claim. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided in this Paragraph (1). The Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (A) the employment of counsel by the Indemnitee has been authorized by the Corporation, (B) counsel to the Indemnitee has reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (C) the Corporation has not in fact employed counsel to assume the defense of such action, in each of which cases the fees and

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      expenses of counsel for the Indemnitee shall be at the expense of the
      Corporation except as otherwise expressly provided by this Article EIGHTH.

            (2) Requests and Payment. In order to obtain indemnification or advancement of expenses pursuant to this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request therefor, which request shall include documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section (a)(1), (a)(2) or (b) of this Article EIGHTH, the Corporation determines, by clear and convincing evidence, within such sixty-day period, that any Indemnitee did not meet the applicable standard of conduct set forth in Section (a)(1) or (a)(2) of this Article EIGHTH. Such determination shall be made in each instance by (A) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (B) a majority vote of a quorum of the outstanding shares of capital stock of all classes entitled to vote for directors, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, (C) independent legal counsel (who may be regular legal counsel to the Corporation), or (D) a court of competent jurisdiction.

            (3) Remedies. The right of an Indemnitee to indemnification or advancement of expenses pursuant to this Article EIGHTH shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies, in whole or in part, a request of an Indemnitee in accordance with the preceding Paragraph (2) or if no disposition thereof is made within the sixty-day period referred to in the preceding Paragraph
      (2). Unless otherwise provided by law, the burden of proving that an Indemnitee is not entitled to indemnification or advancement of expenses pursuant to this Article EIGHTH shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the Corporation pursuant to the preceding Section (c)(2) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing the Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      (d)   RIGHTS NOT EXCLUSIVE

            The right of an Indemnitee to indemnification and advancement of expenses pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to serve in the capacity with respect to which the Indemnitee's right to indemnification or advancement of expenses accrued, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures supplemental to those set forth in this Article EIGHTH. The Corporation may, to the extent authorized from time to time by its board of

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      directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH. In addition, the Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such a person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

      (e)   SUBSEQUENT EVENTS

            (1) Amendments of Article or Law. No amendment, termination or repeal of this Article EIGHTH or of any relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions of this Article EIGHTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the effective date of such amendment, termination or repeal. If the General Corporation Law of the State of Delaware is amended after adoption of this Article EIGHTH to expand further the indemnification permitted to any Indemnitee, then the Corporation shall indemnify the Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, without the need for any further action with respect to this Article EIGHTH.

            (2) Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article EIGHTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or factors occurring prior to the date of such merger or consolidation.

      (f)   INVALIDATION

            If any or all of the provisions of this Article EIGHTH shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable provision of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law.

      (g)   DEFINITIONS

            Unless defined elsewhere in this Certificate of Incorporation, any term used in this Article EIGHTH and defined in Section 145(h) or (i) of the General Corporation Law of the State of Delaware shall have the meaning ascribed to such term in such Section.

      NINTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:


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      (a)   AMENDMENT OF BY-LAWS

            Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by-laws may be adopted, amended or repealed by the board of directors.

      (b)   LOCATION OF CORPORATE BOOKS

            Subject to any applicable requirements of the General Corporation Law of the State of Delaware, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

      TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any provision of law, any other provision of this Certificate of Incorporation or any provision of the by-laws of the Corporation, the affirmative vote of the holders of at least seventy-five percent of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, any provision of Article FIFTH, Article SIXTH or this Article ELEVENTH.

      TWELFTH: The name of the sole incorporator of the Corporation is Stephen
J. Doyle and his mailing address is Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts 02141.

      IN WITNESS WHEREOF, I have hereunto set my hand as of March 10, 1998.


                                            /s/ STEPHEN J. DOYLE
                                           -------------------------------------
                                            Stephen  J. Doyle
                                            Sole Incorporator


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